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                                                                      EXHIBIT 21
                      ADAC LABORATORIES AND SUBSIDIARIES
                          SUBSIDIARIES OF REGISTRANT

                                               JURISDICTION
                                                     OF
NAME                                           INCORPORATION
-----                                          -------------

ADAC do Brasil                                 Brazil

ADAC Laboratories Europe, B.V.                 The Netherlands

ADAC Laboratories, SARL (1)                    France

ADAC Laboratories, GmbH (1)                    Germany

ADAC Laboratories, A/S (1)                     Denmark

ADAC Laboratories, Canada Limited              Canada

ADAC Laboratories, S.R.L. (1)                  Italy

ADAC Laboratories, Ltd. (1)                    The United Kingdom

ADAC Laboratories Pacific, Inc.                California, U.S.

ADAC Foreign Sales Corporation, Inc.           Virgin Islands, U.S.

ADAC Research and Manufacturing, Inc.          California, U.S.

ADAC Medical Technologies, Inc.                Delaware, U.S.

ADAC HealthCare Information Systems, Inc. (2)  Texas, U.S.

ADAC Radiology Services, Inc.                  Delaware, U.S.

ADAC Healthcare Partners, Inc.                 Delaware, U.S.

Cortet, Inc.                                   Florida, U.S.

The Company owns 100% of each of the above subsidiaries except as set forth in the note below.

(1) ADAC Laboratories, B.V., owns 100% of this subsidiary.
(2) Community Health Computing Corporation owns 100% of this subsidiary.